UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 18, 2005

CEVA, INC.
(Exact name of registrant as specified in its charter)

State of Delaware	000-49842	77-0556376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2033 Gateway Place, Suite 150
San Jose, CA 95110
(Address of principal executive offices, including zip code)

(408) 514-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 18, 2005, Ceva, Inc. (the “Registrant”) entered into an employment agreement (the “Employment Agreement,” or “Agreement”) with its current chief financial officer, Yaniv Arieli. The Agreement provides that Mr. Arieli shall continue to serve as the Registrant’s chief financial officer and shall receive an annual salary of $126,000. The Agreement further provides that Mr. Arieli shall receive an additional annual overtime payment of $14,000, as well as certain other vacation and sick leave benefits. In addition, the Agreement provides that upon the termination of his employment with the Registrant, Mr. Arieli will be entitled to severance benefits in accordance with the laws of the State of Israel. The Employment Agreement is effective as of August 1, 2005, and shall continue in effect until terminated in accordance with its terms. The Agreement may be terminated by either party at any time and for any reason with six (6) months prior written notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

By:	/S/ Yaniv Arieli
Yaniv Arieli Chief Financial Officer

Date: August 25, 2005